EXHIBIT 11


                         Independent Auditors' Consent


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DELOITTE &
   TOUCHE LLP
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                50 Fremont Street                     Telephone: (415) 247-4000
                San Francisco, California 94105-2230  Facsimile: (415) 247-4329




INDEPENDENT AUDITORS' CONSENT

The Montgomery Funds:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 31 to Registration Statement No. 33-34841 of The Montgomery Funds on Form N-1A of our report dated August 11, 1995 incorporated by reference in Part C of Form N-1A and (b) the reference to us under the caption "Financial Highlights" appearing in the Comined Prospectus, which is also a part of such Registration Statement.


/s/ DELOITTE, TOUCHE LLP


January 8, 1996






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Deloitte Touche
Tohmatsu
International
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